                              R.R. Hawkins & Associates International, a Professional Corporation

                                                   DOMESTIC & INTERNATIONAL BUSINESS CONSULTING

A superior method to building big business…”

February 28, 2011

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC  20549

Re: View Systems, Inc.

File Reference No. 000-30178

To Whom It May Concern:

We were previously the independent registered public accounting firm for View Systems, Inc.  We did not render an accountant’s report on the financial statements of the Company for any fiscal year.

On or about January 19, 2011, we elected not to continue our engagement as the independent registered public accounting firm of View Systems, Inc.  We have read View Systems, Inc.’s statements included in Item 4.01 on Form 8-K/A regarding the recent change of auditors.  We agree with such statements made regarding our firm.

Very truly yours,

/S/ R.R.Hawkins and Associates International, a PC

Corporate Headquarters

5777 W. Century Blvd.  , Suite No. 1500

Los Angeles, CA 90045

T: 310.553.5707  F: 310.553.5337

www.rrhawkins.com